Exhibit 10.4

Change-in-Control Agreement for Gregg O. Lehman, Ph.D. dated as of January 23, 2012

CHANGE-IN-CONTROL AGREEMENT

This Change-in-control agreement (“Agreement”) is made and entered as of January 23, 2012 (the “Agreement Date”) between Angeion Corporation (the “Company”) and Gregg O. Lehman (“you”).

RECITALS

WHEREAS, the Board has determined that appropriate steps should be taken to minimize the risk that Company management will depart prior to a Change in Control, thereby leaving the Company without adequate management personnel during such a critical period, and

WHEREAS, the Board desires to reinforce and encourage the continued attention and dedication of members of the Company’s management to their assigned duties without distraction in circumstances arising from the possibility of a Change in Control; and

WHEREAS, the Board believes it important, should the Company or its shareholders receive a proposal for transfer of control, that you be able to continue your management responsibilities without being influenced by the uncertainties of your own personal situation.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, you and the Company hereby agree as follows:

1.                  Definitions. The following terms will have the meaning set forth below unless the context clearly requires otherwise. Terms defined elsewhere in this Agreement will have the same meaning throughout this Agreement.

(a)                 “Affiliate” means (i) any corporation at least a majority of whose outstanding securities ordinarily having the right to vote at elections of directors is owned directly or indirectly by the Company or (ii) any other form of business entity in which the Company, by virtue of a direct or indirect ownership interest, has the right to elect a majority of the members of such entity’s governing body.

(b)                 “Agreement” means this agreement as amended, extended or renewed from time to time in accordance with its terms.

(c)                “Base Salary” means your annual base salary from the Company or an Affiliate at the rate in effect immediately prior to a Change in Control or at the time Notice of Termination is given, whichever is greater. Base Salary includes only regular cash salary and is determined before any reduction for deferrals pursuant to any nonqualified deferred compensation plan or arrangement, qualified cash or deferred arrangement or cafeteria plan.

(d)                 “Benefit Plan” means any

(i)                   employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended;

(ii)                 cafeteria plan described in Code Section 125;

(iii)                plan, policy or practice providing for paid vacation, other paid time off or short- or long-term profit sharing, bonus or incentive payments; or

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(iv)               stock option, stock purchase, restricted stock, phantom stock, stock appreciation right or other equity-based compensation plan that is sponsored, maintained or contributed to by the Company or an Affiliate for the benefit of its employees (or their families and dependents) generally.

(e)                 “Board” means the board of directors of the Company duly qualified and acting at the time in question. On and after the date of a Change in Control, any duty of the Board in connection with this Agreement is nondelegable and any attempt by the Board to delegate any such duty is ineffective.

(f)                  “Cause” means:

(i)                   your gross misconduct;

(ii)                 your willful and continued failure to perform substantially your duties with the Company and any Affiliate (other than a failure resulting from your death or Disability as defined herein) after a written demand for substantial performance is delivered to you by the Chair of the Board that specifically identifies the manner in which you have not substantially performed your duties and provides for a reasonable period of time within which you may take corrective measures; or

(iii)                your conviction (including a plea of nolo contendere) of an act or failure to act constituting a felony or gross misdemeanor under federal or state law that is injurious to the Company or its reputation, or that impairs your ability to perform substantially your duties for the Company.

An act or failure to act will be considered “gross” or “willful” for this purpose only if done, or omitted to be done, by you in bad faith and without reasonable belief that it was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Company’s Board (or a committee of the Board) or based upon the advice of counsel for the Company will be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company. Notwithstanding the foregoing, you may not be terminated for Cause unless and until there has been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding by the Board that Cause exists and specifying the particulars thereof in detail.

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(g)                 “Change in Control” means any of the following:

(i)                   the sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of the assets of the Company, in one transaction or in a series of related transactions, to any Person;

(ii)                 any Person, other than a “bona fide underwriter,” is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30 percent or more but less than 50 percent of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors unless the transaction has been approved in advance by the “continuity directors;”

(iii)                Person, other than a “bona fide underwriter,” is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the “continuity directors”);

(iv)               a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to the effective date of such merger or consolidation have, solely on account of ownership of securities of the Company at such time, “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of securities of the surviving company representing less than 50% of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

(v)                 or the “continuity directors” cease for any reason to constitute at least a majority the Board.

For purposes of this Section 1(g), a “continuity director” means any individual who is a member of the Board at the date hereof, while he or she is a member of the Board, and any individual who subsequently becomes a member of the Board whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors who are continuity directors (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director without objection to such nomination). For purposes of this Section 1(g), a “bona fide underwriter” means a Person engaged in business as an underwriter of securities that acquires securities of the Company through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

(h)                 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes a reference to such provision as it may be amended from time to time and to any successor provision, and to regulations promulgated thereunder.

(i)                   “Company” means Angeion Corporation and any Successor.

(j)                  “Date of Termination” means:

(i)                   if your employment is to be terminated by you for Good Reason, the date specified in the Notice of Termination, which in no event may be a date more than 15 days after the date on which Notice of Termination is given unless the Company agrees in writing to a later date;

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(ii)                 if your employment is to be terminated by the Company for Cause, the date specified in the Notice of Termination;

(iii)                if your employment is terminated by reason of your death, the date of your death; or

(iv)               if your employment is to be terminated by the Company for any reason other than Cause or your death, the date specified in the Notice of Termination, which in no event may be a date earlier than 15 days after the date on which a Notice of Termination is given, unless you expressly agree in writing to an earlier date.

If, on or after a Change in Control, an Affiliate is sold, merged, transferred or in any other manner or for any other reason ceases to be an Affiliate or all or any portion of the business or assets of the Company or an Affiliate are sold, transferred or otherwise disposed of and the acquirer is not the Company or an Affiliate (a “Disposition”), and you remain or become employed by the acquirer or an affiliate of the acquirer (as defined in this Agreement but substituting “acquirer” for “Company”) in connection with the Disposition, you will be deemed to have terminated employment on the effective date of the Disposition for purposes of Section 3 unless the acquirer and its affiliates jointly and severally expressly assume and agree, in a manner that is enforceable by you, to perform the obligations of this Agreement to the same extent that the Company would be required to perform if the Disposition had not occurred.

The Company and you will take all steps necessary (including with regard to any post-termination services by you) to ensure that any termination described in this Section 1(j) shall constitute a “separation from service” within the meaning in Treas. Reg. §1.409A-1(h) and, notwithstanding anything herein to the contrary, the date on which such separation from service occurs shall be the Date of Termination.

(k)                 “Disability” means mean any physical or mental condition which would qualify you for a disability benefit under the long-term disability plan of the Company.

(l)                   “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act or to any rule or regulation thereunder includes a reference to such provision as it may be amended from time to time and to any successor provision.

(m)               “Good Reason” means the occurrence of any of the following events without your written consent:

(i)                   a material reduction in your annual base salary in effect immediately prior to the Change in Control, other than as part of a reduction in base salary for substantially all management personnel; or

(ii)                 a material reduction in your opportunity to earn an annual cash bonus in an amount comparable to the bonus opportunity as in effect immediately prior to the Change in Control, other than the failure to achieve reasonable performance goals established in good faith by the Company, and taking into account any accelerated payment as a result of the Change in Control; or

(iii)                the Company requiring you to be based more than 50 miles from where your office is located immediately prior to the Change in Control, except for required travel on the Company's business, and then only to the extent substantially consistent with your business travel obligations on behalf of the Company during the 90-day period ending on the date of the Change in Control (without regard to travel related to or in anticipation of the Change in Control); or

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(iv)               the failure by the Company to obtain, as specified in Section 5 hereof, an assumption of the obligations of the Company to perform this Agreement by any successor to the Company, as the case may be.

You may terminate employment for Good Reason notwithstanding that you may also thereby be deemed to have retired under any applicable retirement programs of the Company. You may not terminate employment for Good Reason unless you have provided written notice to the Company of the existence of the event constituting Good Reason within 90 days of the initial existence of the event and the Company has not remedied the condition within 30 days after such notice is received. For purposes of this Section 1(m), any good faith determination of Good Reason made by you shall be conclusive.

Your Disability following the occurrence of an event described above in this Section 1(m) shall not affect your ability to terminate employment for Good Reason and your death following delivery of a Notice of Termination for Good Reason shall not affect your estate’s entitlement to payments and benefits provided hereunder upon a termination of employment for Good Reason. Notwithstanding the foregoing, none of the foregoing events shall be considered "Good Reason" if it occurs in connection with your death or Disability.

(n)                 “Notice of Termination” means a written notice given on or after the date of a Change in Control that indicates the specific termination provision in this Agreement pursuant to which the notice is given.

(o)                 “Person” means any individual, corporation, partnership, group, association or other “person,” as such term is used in Section 14(d) of the Exchange Act, other than the Company, any Affiliate or any benefit plan(s) sponsored by the Company or an Affiliate.

(p)                 “Successor” means any Person that succeeds to, or has the practical ability to control (either immediately or solely with the passage of time), the Company’s business directly, by merger, consolidation or other form of business combination, or indirectly, by purchase of the Company’s outstanding securities ordinarily having the right to vote at the election of directors or all or substantially all of its assets or otherwise.

2.                 Term of Agreement. The term of this Agreement shall be the period (“Term”) beginning on the Effective Date hereof and terminating on December 31, 2014 unless extended as provided herein. The Term of this Agreement shall automatically extend for an additional one year period unless between the 180th and 90th day before the end of the Term or any extended Term, the Company gives you written notice of the termination of this Agreement. Notwithstanding the foregoing, in the event of a Change in Control during the Term, the Term of this Agreement shall automatically be extended until the later of: (i) the last day of the existing Term, or (ii) the first anniversary of the effective date of the Change in Control, or (iii) the date on which the Company’s obligations to you arising under or in connection with this Agreement have been satisfied in full.

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3.                 Benefits upon a Termination of Employment After a Change in Control. You will become entitled to the benefits described in this Section 3 if and only if: (i) (A) the Company terminates your employment for any reason, other than your death, Disability or Cause; or (B) you terminate your employment with the Company for Good Reason; (ii) the Date of Termination occurs within the period beginning on the date of a Change in Control and ending on the first anniversary of the Change in Control; and (iii) with respect to the benefits other than described in (a) and (b) below, you sign a release of claims in favor of the Company, in substantially the form attached as Exhibit A, and you do not revoke or rescind your release of claims within the time period specified therein. The Company shall provide the form of release to you on or before the 5th day following your Date of Termination.

(a)                 Accrued Obligations. Within 10 days of your Date of Termination, a sum equal to:

(i)                   Your annual Base Salary through the Date of Termination, to the extent not theretofore paid;

(ii)                 Your business expenses that are reimbursable pursuant to Company policies and not previously reimbursed;

(iii)                Your annual bonus for the previous fiscal year, if such bonus has been determined but not paid as of the Date of Termination; and

(iv)               Any accrued vacation, sick leave or personal leave to the extent not theretofore paid (the amounts payable under this subsection (a), the “Accrued Obligations”).

(b)                 Vested Benefits. Except as provided in Section 4 below, nothing in this Change-in-Control Agreement affects the vesting, exercisability or other terms of any Benefit Plan as of the Date of Termination, and any grants issued under such Benefit Plan.

(c)                 Severance. Within 60 days of your Date of Termination, the Company will make a lump-sum cash payment to you in an amount equal to 1.5 times your annual Base Salary.

(d)                 Bonus. The Company will pay you an annual incentive bonus of the fiscal year in which your Date of Termination occurs but only in the event and to the extent that the performance targets specified for the fiscal year are actually achieved, and the Company will waive any other service related condition precedent, such as continued employment. The annual incentive bonus you are paid pursuant to this section will be pro-rated by multiplying by a fraction, the numerator of which is the number of days you worked in the fiscal year prior to your Date of Termination and the denominator of which is the number of days in the fiscal year, less any amount of such incentive bonus already paid to you in the fiscal year of termination. The pro-rated incentive bonus will be paid to you at the same time and manner as the bonus is paid to other senior management of the Company, but no later than 75 days after the end of the Company’s fiscal year.

(e)                 Group Health Plans. You will be eligible to elect continued group health and life coverage, including medical and dental coverage, as otherwise required under applicable state continuation law and the Code §4980B(f), as amended, and all applicable regulations (referred to collectively as “COBRA”) from the Date of Termination. For up to the first 12 months of the COBRA continuation period, the Company will continue to pay its share of the healthcare and life insurance premiums for your family coverage and you will be obligated to pay your share of the cost associated with the coverage as if you were still actively employed by the Company (without regard to any reduction in these benefit that constitutes Good Reason). If, during this 12-month period, you become employed by a third party and eligible for any health care or life insurance coverage provided by that third party or otherwise cease to be eligible for continuation coverage, the Company will not, thereafter, be obligated to continue to pay this amount. You will be responsible for the full cost of any health care or life insurance coverage if your COBRA continuation period exceeds 12 months. In addition, the Company’s payment pursuant to this Section 3(e) shall not be subject to liquidation or exchange for another benefit, and if the Company provides health and/or dental benefits under a self-insured arrangement described in §105(h) of the Code, the Company’s premium payments described in this Section 5(e) shall be includible in your income.

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(f)                  Out Placement Assistance. The Company will pay up to $15,000 for out placement counseling to you. Such payments will be made either directly to the counselor or to you within thirty (30) days after presentation of an invoice for services rendered or to be rendered but no later than 12 months from the date services were rendered. No payment shall be made for services rendered more than two years after the Date of Termination and this benefit shall not be subject to liquidation or exchange for another benefit.

4.                 Vesting of Equity Grants. Notwithstanding anything in the written terms to the contrary, immediately prior to a Change in Control and without any further action by the Company:

(a)                 all restrictions under the restricted stock grant dated as of August 4, 2011 shall lapse and any unvested shares thereunder shall immediately vest; and

(b)                 any annual performance equity award shall vest based upon achievement of the defined performance goals pro-rated to the date of the Change in Control.

The restricted stock grant dated as of August 4, 2011 and any current or future annual performance equity award shall be deemed amended and modified as necessary to incorporate the terms of this Section 4 therein.

5.                 Indemnification. Following a Change in Control, the Company will indemnify and advance expenses to you to the full extent permitted by law for damages, costs and expenses (including, without limitation, judgments, fines, penalties, settlements and reasonable fees and expenses of your counsel) incurred in connection with all matters, events and transactions relating to your service to or status with the Company or any other corporation, employee benefit plan or other entity with whom you served at the request of the Company. The Company’s obligation to indemnify you will not, however, extend to or cover any damages, penalties, fines, judgments, costs or expenses resulting from your own intentional misconduct or resulting from any violation by you of any criminal statute where you had reasonable cause to believe the conduct was unlawful. The Company agrees to obtain or maintain directors and officers’ liability insurance, covering you following a Change in Control with substantially the same limits and coverages that are in place immediately prior to the Change in Control.

6.                 Successors. The Company will seek to have any Successor, by agreement in form and substance satisfactory to you, assent to the fulfillment by the Company of the Company’s obligations under this Agreement. Failure of the Company to obtain such assent at least three business days prior to the time a Person becomes a Successor (or where the Company does not have at least three business days’ advance notice that a Person may become a Successor, within three business days after having notice that such Person may become or has become a Successor) will constitute Good Reason for termination by you of your employment. The date on which any such succession becomes effective will be deemed the Date of Termination, and Notice of Termination will be deemed to have been given on that date. A Successor has no rights, authority or power with respect to this Agreement prior to a Change in Control.

7.                 Binding Agreement. This Agreement inures to the benefit of, and is enforceable by, you, your personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you die while any amount would be still payable to you under this Agreement if you had continued to live, all such amounts, unless otherwise provided in this Agreement, will be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there be no such designee, to your estate.

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8.                   No Mitigation. You will not be required to mitigate the amount of any benefits the Company becomes obligated to provide to you in connection with this Agreement by seeking other employment or otherwise. The benefits to be provided to you in connection with this Agreement may not be reduced, offset or subject to recovery by the Company by any benefits you may receive from other employment or otherwise.

9.                   No Setoff. The Company has no right to setoff benefits owed to you under this Agreement against amounts owed or claimed to be owed by you to the Company under this Agreement or otherwise.

10.                Taxes and Withholding. All benefits to be provided to you in connection with this Agreement will be subject to required withholding of federal, state and local income, excise and employment-related taxes. You authorize the Company to withhold, report and transmit to each tax authority all income, employment and excise tax required to be withheld from any amounts payable under this Agreement. You, and not the Company, will be solely responsible for any and all taxes, including but not limited to, excise taxes under Code §§ 280G and 409A, in excess of any required tax withholding under the preceding sentence.

11.                Notices. For the purposes of this Agreement, notices and all other communications provided for in, or required under, this Agreement must be in writing and will be deemed to have been duly given when personally delivered, by overnight courier (with receipt confirmed), by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or when mailed by United States registered or certified mail, return receipt requested, postage prepaid and addressed to each party’s respective address set forth below (provided that all notices to the Company must be directed to the attention of the Chair of the Board), or to such other address as either party may have furnished to the other in writing in accordance with these provisions, except that notice of change of address will be effective only upon receipt.

If to Angeion Corporation:

Angeion Corporation
Attention: Chair of the Board
350 Oak Grove Parkway
Saint Paul, Minnesota 55127

If to you:
Gregg O. Lehman, Ph.D.
[Address]

12.                Disputes/Arbitration. Any disputes arising under or in connection with this Agreement (including without limitation the making of this Agreement) will be settled by final and binding arbitration to be held in Minneapolis, Minnesota in accordance with the rules and procedures of the American Arbitration Association. If any dispute is settled by arbitration, the parties will within 10 business days select a mutually agreeable single arbitrator to resolve the dispute or if they fail or are unable to do so, each side will within the following 10 business days select a single arbitrator and the two so selected will select a third arbitrator within the following 10 business days. The arbitration award or other resolution may be entered as a judgment at the request of the prevailing party by any court of competent jurisdiction in Minnesota or elsewhere. The arbitrator may construe or interpret, but may not ignore or vary the terms of this Agreement, and shall be bound by controlling law. Each party will bear its own costs and attorneys’ fees in connection with the arbitration; provided, however, that the Company will pay 75%, and you will pay 25%, of the costs and expenses of the arbitrator(s) and any administrative or other fees associated with such arbitration.

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13.              Related Agreements. To the extent that any provision of any other Benefit Plan or agreement between the Company and you limits, qualifies or is inconsistent with any provision of this Agreement, then for purposes of this Agreement, while such other Benefit Plan or agreement remains in force, the provision of this Agreement will control and such provision of such other Benefit Plan or agreement will be deemed to have been superseded, and to be of no force or effect, as if such other agreement had been formally amended to the extent necessary to accomplish such purpose. Nothing in this Agreement prevents or limits your continuing or future participation in any Benefit Plan provided by the Company and for which you may qualify, and nothing in this Agreement limits or otherwise affects the rights you may have under any Benefit Plans or other agreements with the Company. Amounts which are vested benefits or which you are otherwise entitled to receive under any Benefit Plan or other agreement with the Company at or subsequent to the Date of Termination will be payable in accordance with such Benefit Plan or other agreement.

14.              Effect of Code §409A. Notwithstanding anything to the contrary in this Agreement, to the maximum extent permitted by applicable law, the severance payments payable to you are intended and shall be interpreted to be exempt from the requirements of Code §409A in reliance upon Treas. Reg. §1.409A-1(b)(9)(iii) (relating to separation pay plans) or Treas. Reg. §1.409A-1(b)(4) (relating to short-term deferrals). However, to the extent any such payments are treated as “non-qualified deferred compensation” subject to Code §409A and any payment otherwise specified in this Agreement or elsewhere would in the reasonable good faith determination of the Company subject such amount or benefit to additional tax pursuant to Code §409A(a)(1)(B), and if payment or provision thereof at a later date would avoid any such additional tax, then you agree that the payment or provision thereof will be postponed to the earliest date on which the amount or benefit can be paid or provided in the reasonable good faith determination of the Company without incurring any such additional tax, but in no event later than six months and one day following the Date of Termination. In the event of any such delay of any payment or benefit, the Company agrees that the payment or benefit will be accumulated and paid in a single lump sum on such earliest date, together with interest for the period of delay, compounded annually, equal to 120% of the federal short term rate under Code §1274(d) in effect on the date the payment should otherwise have been provided.

15.              No Employment or Service Contract. Nothing in this Agreement is intended to provide you with any right to continue in the employ of the Company for any period of specific duration or interfere with or otherwise restrict in any way your rights or the rights of the Company, which rights are hereby expressly reserved by each, to terminate your employment at any time for any reason or no reason whatsoever, with or without cause.

16.              Change of Affiliate Status. This Agreement will become null and void if, prior to a Change in Control: (i) an Affiliate is sold, merged, transferred or in any other manner or for any other reason ceases to be an Affiliate or all or any portion of the business or assets of an Affiliate are sold, transferred or otherwise disposed of and no Change in Control occurs in connection therewith; (ii) your primary employment duties are with the Affiliate at the time of the occurrence of such event; and (iii) you do not, in conjunction therewith, transfer employment directly.

17.              General Provisions.

(a)                 This Agreement may not be amended or modified except by a written agreement signed by you and a duly authorized officer of the Company.

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(b)                 In the event that any provision or portion of this agreement is determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement will remain in full force and effect to the fullest extent permitted by law.

(c)                 This Agreement will bind and benefit the parties hereto and their respective successors and assigns, but none of your rights or obligations hereunder may be assigned by either party hereto without the written consent of the other, except by operation of law upon your death.

(d)                 This Agreement has been made in and will be governed and construed in accordance with the laws of the State of Minnesota without giving effect to the principles of conflict of laws of any jurisdiction.

(e)                 No failure on the part of either party to exercise, and no delay in exercising, any right or remedy under this Agreement will operate as a waiver; nor will any single or partial exercise of any right or remedy preclude any other or further exercise of any right or remedy.

(f)                  This Agreement contains our entire understanding and agreement with respect to these matters and supersedes and replaces all other previous agreements, discussions, or understandings, whether written or oral, between or on the same subjects.

(g)                 In the event any provision of this Agreement is held unenforceable, that provision will be severed and will not affect the validity or enforceability of the remaining provisions. In the event any provision is held to be overbroad, that provision will be deemed amended to narrow its application to the extent necessary to render the provision enforceable according to applicable law.

(h)                 All terms of this Agreement intended to be observed and performed after the termination of this Agreement will survive such termination and will continue in full force and effect thereafter.

(i)                   The headings contained in this Agreement are for convenience only and in no way restrict or otherwise affect the construction of the provisions hereof. Unless otherwise specified herein, references in this Agreement to Sections or Exhibits are to the sections or exhibits to this Agreement. This Agreement may be executed in multiple counterparts, each of which is an original and all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Company, by its officer duly authorized by the Board, and the undersigned employee, have hereunto executed this document as of the date and date entered above.

Dated:	January 23, 2012	/s/ Gregg O. Lehman
Gregg O. Lehman, Ph.D.

ANGEION CORPORATION

Dated:	January 23, 2012	By:	/s/ Mark W. Sheffert

		Its:	Chairman of the Board

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Exhibit A

GENERAL RELEASE

This General Release (“General Release”) is made and entered into by Gregg O. Lehman (“you”) and Angeion Corporation (the “Company”).

WHEREAS, you and Company are parties to a Change-in-Control Agreement dated January 23, 2012 (the “Agreement”);

WHEREAS, under the terms of the Agreement, which you agree are fair and reasonable, you agreed to enter into this General Release;

NOW, THEREFORE, in consideration of the provisions and the mutual covenants contained herein and in the Agreements, the parties agree as follows:

1.          General Release of the Company. You settle and waive any and all claims you have or may have against the Company, its subsidiaries, affiliates, and related companies, and its current or former directors, officers, attorneys, insurers, employees, contractors, and agents (collectively, the “Released Parties”) for any act or omission that has occurred up through the date of execution of this General Release, including but not limited to, any and all claims resulting from the Company’s hiring of you, your employment with the Company or the cessation of your employment with the Company.

For the consideration expressed herein, you understand that while you retain the right to pursue an administrative action through an agency such as the Equal Employment Opportunity Commission (“EEOC”) or the Minnesota Department of Human Rights (“MDHR”), you hereby release and discharge the Released Parties from all liability for damages, affirmative or equitable relief, judgments, or attorneys’ fees whether brought by you or on your behalf by any other party, governmental or otherwise. Aside from the EEOC or MDHR, as discussed above, you agree not to institute any claim for damages, affirmative or equitable relief, judgments, or attorneys’ fees, nor authorize or assist any other party, to recover damages, affirmative or equitable relief, judgments, or attorneys’ fees on your behalf via administrative or legal proceedings against the Released Parties.

You do hereby release and discharge the Released Parties from any and all statutory claims, including, but not limited to, any claims arising under or based on Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e et seq.; 42 U.S.C. § 1981; the Age Discrimination in Employment Act (including The Older Worker Benefit Protection Act), 29 U.S.C. § 621 et seq.; the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq.; the Fair Labor Standards Act, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001 et seq.; the Minnesota Human Rights Act, Minn. Stat. §363.01 et seq.; Minn. Stat. §181.81 and any other federal or state constitutions; federal, state or local statute, or any contract, quasi contract, common law or tort claims, whether known or unknown, suspected or unsuspected, concealed or hidden, or whether developed or undeveloped, up through the date of your execution of this General Release.

This General Release also specifically encompasses any and all claims grounded in contract or tort theories, including, but not limited to: breach of contract (including but not limited to any claims that you may have under the Agreements), tortious interference with contractual relations; promissory estoppel; breach of the implied covenant of good faith and fair dealing; breach of employee handbooks, manuals, or other policies; wrongful discharge; wrongful discharge in violation of public policy; assault; battery; fraud; false imprisonment; invasion of privacy; intentional or negligent misrepresentation; defamation, including libel and slander, discharge defamation and self-defamation; intentional or negligent infliction of emotional distress; negligence; breach of fiduciary duty; negligent hiring, retention or supervision; whistleblower claims; unpaid wages (including but not limited to any claims for bonuses, severance and vacation pay) and any other contract or tort theory based on either intentional or negligent conduct of any kind, including any attorneys’ fees, liquidated damages, punitive damages, and any costs or disbursements that could be awarded in connection with these or any other common law claims.

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It is a further condition of the consideration hereof and is your intention in executing this General Release that the same will be effective as a bar as to each and every claim, demand and cause of action herein above specified. You acknowledge that you may hereafter discover claims or facts in addition to or different from those which you now know or believe to exist with respect to the subject matter of this General Release and which, if known or suspected at the time of executing this General Release, may have materially affected this settlement. Nevertheless, you hereby waive any right, claim or cause of action that might arise as a result of such different or additional claims or facts. You acknowledge that you understand the significance and consequence of such release and specific waiver.

You do not waive any claims that you may have which arise out of facts or events that occur after the date on which you sign this General Release, claims for indemnification, if applicable, or for compensation and benefits to which you are eligible under your Employment Agreement and your Change-in-Control Agreement, including any amendments thereto, or any benefit plan or program of the Company.

Notwithstanding any of the forgoing provisions, this General Release does not apply to and does not modify, expand or reduce any obligation of the Company to indemnify you from any claims arising out of the performance of your services as an employee or officer of the Company to the fullest extent provided by applicable law and under the Company’s by-laws, if broader than applicable law. Nothing herein is intended to expand, reduce or limit the Company’s obligations to provide the benefit of insurance coverage maintained by the Company (including D&O coverage) for you in connection with claims based on actions or omissions of you during the period of your employment with the Company.

2.          Rescission. You have been informed of your right to rescind this General Release by written notice to the Company within 15 calendar days after you execute this General Release. You have been informed and understands that any such rescission must be in writing and delivered to the Company by hand, or sent by mail within the 15-day time period. If delivered by mail, the rescission must be: (1) postmarked within the applicable period and (2) sent by certified mail, return receipt requested, to Angeion Corporation, Attention: Chairman of the Board of Directors, 350 Oak Grove Parkway, St. Paul, MN 55127. If you rescind this General Release, the Company will have no obligations under the Agreements to you or to anyone whose rights derive from you.

3.          Acceptance Period; Advice of Counsel. The terms of this General Release will be open for acceptance by you for a period of 21 days from receipt, during which time you may consider whether or not to accept this General Release. You agree that changes to this General Release, whether material or immaterial, will not restart this acceptance period. You are hereby advised to seek the advice of an attorney regarding this General Release, which you have done.

4.          General Release by the Company. The Company settles, releases, and waives any and all claims it has or may have against you for any act or omission that has occurred up through the date of execution of this General Release, including but not limited to any relating to or arising out of your employment with the Company or your service as an officer or director of the Company, or in any other capacity with the Company. This is a release of all claims, whether based on contract, tort, federal, state, or local statute or regulation or upon any other theory. It is further a release of all claims for relief, including but not limited to all claims for compensatory, punitive, liquidated, and all other damages, penalties, attorneys’ fees, costs or disbursements and all other equitable and legal relief that could be awarded in connection with these or any other claims.

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It is a further condition of the consideration hereof and is the Company’s intention in executing this General Release that the same will be effective as a bar as to each and every claim, demand and cause of action herein above specified. The Company acknowledges that it may hereafter discover claims or facts in addition to or different from those which it now knows or believes to exist with respect to the subject matter of this General Release and which, if known or suspected at the time of executing this General Release, may have materially affected this settlement. Nevertheless, the Company hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. The Company acknowledges that it understands the significance and consequence of such release and specific waiver.

The Company does not waive any claims that it may have that arise out of facts or events that occur after the date on which it signs this General Release, including specifically claims for breach of your post termination obligations under your Employment Agreement and your Change-in-Control Agreement, including any amendments thereto.

5.          Representation by You. You represent and warrant that you have not engaged in any activity which would constitute willful misconduct conduct including, but not limited to, fraud, knowing material misrepresentation, or knowing violation of any federal, state or local law. In executing this General Release, the Company has relied on the representations by you in this Paragraph 5. These representations are material terms of this General Release. YOU HEREBY ACKNOWLEDGE AND STATE THAT YOU HAVE READ THIS GENERAL RELEASE. YOU FURTHER REPRESENT THAT THIS GENERAL RELEASE IS WRITTEN IN LANGUAGE WHICH IS UNDERSTANDABLE TO YOU, THAT YOU FULLY APPRECIATE THE MEANING OF ITS TERMS, AND THAT YOU ENTER INTO THIS GENERAL RELEASE FREELY AND VOLUNTARILY.

6.          Governing Law. The parties agree that Minnesota law will govern the construction and interpretation of this General Release.

IN WITNESS WHEREOF, the parties have authorized, executed, and delivered this General Release.

Dated:
Gregg O. Lehman, Ph.D.

ANGEION CORPORATION

Dated:	By:

Its:

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